AGREEMENT


This Agreement between ESSENTIAL REALITY, INC., a Nevada corporation (the "Company"), and JAY GELMAN ("Executive") is hereby entered into on July 26, 2004 effective as of July 1, 2004.


In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

1. Employment and Duties. During the period beginning effective as of July 1, 2004 and ending on June 30, 2006, the Company shall employ Executive on the terms and conditions herein set forth. Executive's title shall be Chairman and Chief Executive Officer. Executive shall perform such duties as are commensurate with his titles, and shall have such other authority as shall from time to time be designated by the Board of Directors of the Company. Executive accepts this employment upon the terms and conditions herein contained and agrees to devote his full time, attention and efforts to promote and further the business and services of the Company.

2. Compensation and Other Benefits. For all services rendered by Executive to the Company, the Company shall compensate the Executive as follows:

      (a) Base Salary and Bonus. The base salary payable to Executive shall be at the rate of $300,000 per year through June 30, 2005 and at the rate of $350,000 per year thereafter, payable in periodic installments in accordance with Company practice. The Board of Directors may from time to time award bonuses to Executive in an amount equal to Executive's salary. The payment of base salary and bonuses shall be subject to all applicable federal, state and local withholding taxes, social security deductions and similar obligations.

      (b) Vacation. Executive shall be entitled to four weeks of paid vacation during each 12-month period of his employment hereunder at times mutually acceptable to Executive and the Company. Unused vacations will be carried forward and accumulate.

      (c) Other Compensation and Benefits. Executive shall be entitled to participate in the Company's group health insurance plan and shall be awarded such other benefits and perquisites as the Company may from time to time make available to him.

      (d) Reimbursement. The Company shall reimburse Executive for properly documented expenses which are incurred by Executive on behalf of the Company.

      (e) Car. Executive will receive a $750 per month car allowance and the Company will also reimburse him for garage, fuel and maintenance costs for this car.

      (f) Grant of Options. Upon adoption of the Essential Reality 2004 Stock Plan (the "Plan"), the Company will grant to Executive options under the Plan in an amount and on terms to be determined by the Board of Directors.

3.    Termination; Rights of Termination.

      (a) This Agreement and Executive's employment may terminate in any one of the following ways:

            (i)   The death of Executive;

            (ii) A notice of resignation by the Executive presented to the Company;

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            (iii) The  Board  of   Directors   of  the  Company  may   terminate
                  Executive's employment after ten days' written notice to Executive for Cause, which shall be defined to mean:

                  (A) The failure by Executive to substantially perform his duties hereunder, other than (except as set forth in Section (B)) any such failure resulting from Executive's incapacity due to physical or mental illness, after being notified in writing by the Company that he has failed to perform his duties hereunder and has been given 30 days to cure any such failure;

                  (B) If, because of illness or physical or mental disability or other incapacity ("Disability") which continues for a period in excess of four months in any consecutive 16-month period, Executive is unable to perform his duties under this Agreement; or

                  (C) The conviction of Executive for any felony from which all appeals have been exhausted.

            (iv)  It  is  understood,   however,  that  no  failure  to  achieve
                  financial or other business results shall be a basis for termination of Executive for Cause.

            (v) Executive may terminate his employment for Good Reason (as hereinafter defined) at any time.

      (b)   For purposes of this Agreement, Good Reason shall mean:

            (i)   The   assignment   to  Executive  of  any  duties   materially
                  inconsistent with Executive's positions, duties, authority, responsibilities or reporting requirements as set forth in
                  Section 1; or

            (ii) At any time during the term of this Agreement, a reduction or material delay in payment of Executive's total cash, and (to the extent in the Company's control) equity-based compensation and benefits from those required to be provided in accordance with the provisions of this Agreement, or the breach of any other material provision of this Agreement;

      (c) In the event of a termination of Executive's employment by the Company other than for Cause, or by Executive for Good Reason, Executive shall in addition to his other rights and remedies be entitled to receive in a lump sum an amount equal to three times the base salary (net of withholding and social security taxes) that would be payable to him by the Company from the date of termination through June 30, 2006 had his employment hereunder continued through such date.

      (d) Executive shall not be obligated to seek other employment in mitigation of the amounts payable under any provision of this Agreement. The obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

4.    Non-Compete and Confidentiality

      (a) Subject to the following sentence, Executive will not, while employed by the Company and for a period of 12 months immediately following the termination of his employment, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature: establish, enter into, be employed by or for, advise, consult with or become a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for himself or for others, in competition with the Company. If this Agreement is terminated by the Company other than for Cause (excluding termination by Executive for Disability), or by Executive for Good Reason, Executive shall not be subject to any non-competition or similar restrictions whatsoever following termination of this Agreement.


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      (b)   Executive  shall not at any time,  knowingly  and  without the prior
            written   consent  of  the  Company   which  consent  shall  not  be
            unreasonably withheld, use for his own benefit or disclose to any person, company, partnership, corporation or business for any reason or purpose whatsoever, any confidential information of the Company. For the purposes hereof, confidential information will not include any information which is in the public domain or known to other unrelated parties in the Company's industry other than as a result of Executive's breach of this provision.

      (c) If any provision contained in this Section 4 is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

      (d) The courts enforcing this Agreement shall be entitled to modify the duration and scope of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.

5.    Indemnification.

      (a)   The  Company  shall  indemnify   Executive  to  the  fullest  extent
            permitted by law.

6.    Miscellaneous.

      (a)   Complete   Agreement.   This   agreement  sets  forth  in  full  all
            understandings of the parties with respect to the subject matter hereof, and it may be amended or terminated only in writing.

      (b) Costs. In the event that the Executive shall prevail in any legal proceedings between the Company and the Executive as to the interpretation of this Agreement, including the defense by Executive against legal proceedings instituted by the Company, the Company shall reimburse Executive for his out of pocket costs and expenses with respect thereto, including reasonable attorney's fees and expenses.

      (c) Notice. Whenever any notice is required hereunder, it shall be given in writing addressed to the Company at 15-15 132nd Street, College Point, NY 11356, and to Executive at 27 Copper Beech Lane, Lawrence NY 11559.

      (d) Governing Law; Resolution of Disputes; Service of Process. This Agreement shall in all respects be construed according to the laws of the State of New York. Service of process shall be effective when given in the manner provided for notices hereunder.



IN WITNESS WHEREOF, the parties have signed this Agreement as of the date aforesaid.



ESSENTIAL REALITY, INC.

BY: /s/ Andre Muller,
    -----------------------------------
Andre Muller, its President


EXECUTIVE:

/s/ Jay Gelman
--------------------------------------
Jay Gelman


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